UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2018

SUPERIOR ENERGY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34037	75-2379388
(State or other jurisdiction)	(Commission File Number)	(IRS Employer Identification No.)

1001 Louisiana Street, Suite 2900 Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

(713) 654-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in [sic] Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreements of Mr. Ballard and Mr. Spexarth

On March 1, 2018, Superior Energy Services, Inc. (the “Company”) entered into the First Amendment to the Employment Agreement with Mr. Westervelt T. Ballard, Jr. and an Amended and Restated Employment Agreement with Mr. James W. Spexarth (collectively, the “employment agreements”). Pursuant to the employment agreements, Mr. Ballard will serve as Executive Vice President, Chief Financial Officer and Treasurer and Mr. Spexarth will serve as Chief Accounting Officer.

Except for modifications to each executive’s title and salary, and with respect to Mr. Spexarth, the effective date and term of the employment agreement, the terms of the employment agreements remain the same as the composite employment agreement filed as Exhibit 10.19 to the Company’s Annual Report on Form 10-K, filed on February 22, 2018.

Mr. Ballard and Mr. Spexarth will be entitled to a base salary at the annualized rate of $440,000 and $315,000, respectively, will be eligible for annual incentive bonuses and long-term equity-based incentive awards as approved by the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”), will participate in the retirement and welfare benefit plans of the Company, and will be participants in the Company’s Change of Control Severance Plan.

The foregoing description of the employment agreements is not complete and is qualified in its entirety by reference to the full text of each employment agreement, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated in this Item 5.02 by reference.

Retirement of Mr. Taylor

As previously reported by the Company on a Current Report on Form 8-K, effective March 1, 2018, Mr. Robert Taylor has retired as Executive Vice President, Chief Financial Officer and Treasurer after 22 years of loyal and dedicated service to the Company as its first and only Chief Financial Officer. In light of the contributions that Mr. Taylor has made to the success of the Company during his tenure, the Compensation Committee on February 28, 2018 awarded Mr. Taylor a discretionary bonus of $1,716,000. This discretionary bonus approximates the same amount Mr. Taylor would have received if his services had been terminated by the Company and is payable within 60 days following his retirement as Executive Vice President, Chief Financial Officer and Treasurer.

Additionally, the Company entered into the First Amendment to the Employment Agreement with Mr. Taylor. Pursuant to the amended employment agreement, Mr. Taylor will serve as a senior advisor to the Company and perform such duties as may be requested from time to time by the Company’s Chief Executive Officer or Chief Financial Officer. Mr. Taylor’s amended employment agreement became effective as of March 1, 2018 and continues until

February 28, 2019. During the employment period, Mr. Taylor will be entitled to a base salary $150,000, and he and his family will be eligible to participate in all medical and other welfare benefit plans generally available to the Company’s executive officers until February 28, 2020.

The foregoing description of Mr. Taylor’s amended employment agreement is not complete and is qualified in its entirety by reference to the full text of such employment agreement, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated in this Item 5.02 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1*^	First Amendment to the Employment Agreement, dated and effective as of March 1, 2018, by and between Superior Energy Services, Inc. and Westervelt T. Ballard, Jr.

10.2*^	Amended and Restated Employment Agreement, dated and effective as of March 1, 2018, by and between Superior Energy Services, Inc. and James W. Spexarth.

10.3*^	First Amendment to the Employment Agreement, dated and effective as of March 1, 2018, by and between Superior Energy Services, Inc. and Robert S. Taylor.

*	Filed herein
^	Management contract or compensatory plan or arrangement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR ENERGY SERVICES, INC.

By:	/s/ William B. Masters
William B. Masters
Executive Vice President and General Counsel

Dated: March 2, 2018